EXHIBIT 99.(e)(1)(B)

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

200 Berkeley Street

Boston, MA 02116

Foreside Fund Services, LLC

Three Canal Plaza, Suite 100

Portland, ME 04101

RE: Fifth Amendment to ETF Distribution Agreement

Ladies and Gentlemen:

Pursuant to Sections 1 and 8(b) of the ETF Distribution Agreement dated as of September 30, 2021 (the “ETF Distribution Agreement”), by and between John Hancock Exchange-Traded Fund Trust, a Massachusetts business trust (the “Trust”), and Foreside Fund Services, LLC, a Delaware limited liability company, please be advised that the Trust has established one (1) new series of its shares, namely: John Hancock Disciplined Value International Select ETF (the “Fund”).

Please be further advised that the Trust desires to retain Foreside Fund Services, LLC to serve as distributor under the ETF Distribution Agreement for the Fund. Exhibit A of the ETF Distribution Agreement is hereby deleted and replaced in its entirety by the attached Exhibit A, which depicts the complete list of Funds for which Foreside serves as distributor. Except as expressly amended hereby, all of the provisions of the ETF Distribution Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

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The parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as indicated below.

FORESIDE FUND SERVICES, LLC		JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

By:	/s/ Teresa Cowan	By:	/s/ Jay Aronowitz
Name:	Teresa Cowan	Name:	Jay Aronowitz
Title:	President	Title:	Vice President, Investments

Dated: as of December 14, 2023

EXHIBIT A

Fund List

As of December 14, 2023

John Hancock Corporate Bond ETF

John Hancock Disciplined Value International Select ETF

John Hancock Dynamic Municipal Bond ETF

John Hancock Fundamental All Cap Core ETF

John Hancock International High Dividend ETF

John Hancock Mortgage-Backed Securities ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Preferred Income ETF

John Hancock U.S. High Dividend ETF

BOLD indicates new fund.